UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

New York City REIT, Inc.

(Name of Registrant as Specified in Its Charter)

Comrit Investments 1, LP

Comrit Investments Ltd.

I.B.I. Investment House Ltd

Ziv Sapir

Sharon Stern

Erez Shacham

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Comrit Investments 1, LP, together with the other participants named herein (collectively, “Comrit”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of a highly qualified independent director nominee at the 2022 annual meeting of stockholders of New York City REIT, Inc., a Maryland corporation (the “Company”).

On May 24, 2022, Comrit issued the following press release.

Glass Lewis Recommends New York City REIT Stockholders Vote FOR Sharon Stern on the WHITE Proxy Card

Two Leading Proxy Advisory Firms Have Now Endorsed Comrit’s Case for Change Atop NYC REIT and Support Sharon Stern’s Election to the Company’s Board

Glass Lewis Notes “Ms. Stern Has the Requisite Background and Experience to Capably Serve on the Company’s Board”

Comrit Encourages Stockholders to Follow ISS’ and Glass Lewis’ Recommendation and Vote on the WHITE Proxy Card to Elect Ms. Stern

NEW YORK & TEL AVIV, Israel—(BUSINESS WIRE)—Comrit Investments 1, LP (together with its affiliates, “Comrit” or “we”), a long-term stockholder of New York City REIT, Inc. (NYSE: NYC) (“NYC REIT” or the “Company”), today announced that Glass, Lewis & Co., LLC (“Glass Lewis”), a leading proxy advisory firm, has endorsed Comrit’s case for meaningful change at NYC REIT and recommends stockholders vote to elect Sharon Stern to the Board of Directors (the “Board”). The recommendation from Glass Lewis follows Institutional Shareholder Services Inc. (“ISS”) recommending that stockholders vote for change on the WHITE proxy card.

We urge stockholders who agree that change is urgently needed atop NYC REIT to immediately vote on the WHITE proxy card to elect Ms. Stern. Learn more about our case for change and how to vote at www.RebuildNYCREIT.com.

In its report, Glass Lewis notes “In our view, the Dissident has made a clear showing that the Company has significantly underperformed its industry peers, particularly in terms of TSR since the Company’s initial public listing two years ago. These concerns are further compounded by what we believe is an incumbent board that is more interested in entrenching itself than truly enacting sound corporate governance reforms.”

With respect to NYC REIT’s chronic underperformance and lagging stockholder returns, Glass Lewis notes1:

•	“Despite the recent insider share purchases and the resulting share price increase, we find that the Company has still largely underperformed its peers since its initial listing.”

•

“[…] between August 18, 2020 and May 20, 2022, the TSR of the Company (-48.2%) was significantly worse than the average TSRs of the New York City Office Peer Group (25.5%) and the REIT Peer Group (17.4%), and in fact, trailed the TSRs of each of the constituents of the aforementioned peer groups.”

•

“The foregoing findings suggest to us that shareholders have ample reason to be dissatisfied with the Company’s historical TSR performance and trading valuation, particularly since its initial listing.”

•

“[…] the fact that the Company is subject to cash traps is concerning, in our view, especially considering the Company has not, to the best of our knowledge, offered any substantive guidance regarding the anticipated measures and timing for curing such breaches.”

[1]	Permission to quote Glass Lewis was neither sought nor obtained. Emphases added.

With respect to the Company’s poor corporate governance, including its defensive share purchases and restrictive poison pill, Glass Lewis notes:

•

“[…] we believe the timing of those stock purchases, coming in the last days of 2021, is certainly curious, to say the least, as it raises open questions regarding whether the purchases were undertaken in part to enable the Company to present better optics to investors regarding its share price performance for the calendar year, particularly in the face of a looming proxy contest after the Dissident had publicly indicated its intention to nominate a director candidate just one month prior.”

•	“[…] as this may point to a board that is far more interested in entrenching itself than engaging in good corporate governance and providing shareholders with a reasonable degree of transparency.”

•	“In fact, to the best of our knowledge, the Company has not offered any substantive rebuttal to any of the corporate governance concerns raised by the Dissident.”

With respect to Ms. Stern’s qualifications and experience, Glass Lewis notes:

•

“The foregoing suggests to us that Ms. Stern has the requisite background and experience to capably serve on the Company’s board. In our view, the addition of Ms. Stern could provide a much-needed independent perspective to this board.”

Ziv Sapir, Comrit’s Managing Partner, commented:

“We are very pleased that Glass Lewis shares our conclusion that change is urgently needed in NYC REIT’s boardroom and supports the election of our highly qualified and independent director candidate, Sharon Stern. It’s unfortunate that this Board has been more focused on entrenching itself instead of eliminating conflicts and improving performance. Thankfully, stockholders have an opportunity at this year’s Annual Meeting to elect Ms. Stern, who will help fix the Company’s antiquated corporate governance practices, address strategic missteps and objectively evaluate all paths to unlocking value for stockholders. We urge stockholders to follow ISS’ and Glass Lewis’ recommendation and vote today on the WHITE proxy card to help rebuild NYC REIT.”

***

VOTE THE WHITE PROXY CARD TO ELECT INDEPENDENT, HIGHLY QUALIFIED NOMINEE SHARON STERN.

CONTACT INFO@SARATOGAPROXY.COM WITH ANY QUESTIONS REGARDING HOW TO VOTE AND VISIT WWW.REBUILDNYCREIT.COM FOR MORE INFORMATION.

***

About Comrit Investments

Comrit Investments 1, LP is an investment partnership that invests in income generating real estate through public non-traded real estate investment trusts. Founded in 2015 and based in Tel Aviv, Washington D.C. and New York City, Comrit is sponsored by I.B.I. Investment House Ltd. (TLV: IBI), an Israel-based market leader in alternative fund offerings. Comrit’s management team collectively has 30 years of experience investing across the U.S. real estate market.

Contacts

For Investors:

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

jferguson@saratogaproxy.com / jmills@saratogaproxy.com

For Media:

Longacre Square Partners

Charlotte Kiaie / Bela Kirpalani, 646-386-0091

ckiaie@longacresquare.com / bkirpalani@longacresquare.com

***

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Comrit, together with the other participants named below, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of a highly qualified director nominee at the 2022 annual meeting of stockholders of New York City REIT, Inc. (the “Company”).

COMRIT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT, AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Comrit, Comrit Investments Ltd., I.B.I. Investment House Ltd., Ziv Sapir, Sharon Stern and Erez Shacham.

As of the date hereof, Comrit beneficially owns 267,520 shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”). Comrit Investments Ltd., as the general partner of Comrit, may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. I.B.I. Investment House Ltd, as the majority owner of Comrit Investments Ltd., may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. Ziv Sapir, as the Managing Partner and CEO of Comrit, and as the CEO and minority owner of Comrit Investments Ltd., may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. As of the date hereof, Ms. Stern does not own any securities of the Company. As of the date hereof, Mr. Shacham beneficially owns 86 shares of Class A Common Stock.